For Immediate Release	Contact:	Gary Sproule Youbet.com 818-668-2100

Belmont Stakes Handle Up 32% at Youbet

Customers wager record $1.4 million
on race day card; sign ups rise 185%

       Woodland Hills, CA, June 10, 2004 - Youbet.com, Inc. (Nasdaq: UBET), the leading online live event and wagering company, said today that its customers wagered a record $1.4 million on the race card featuring the 2004 Belmont Stakes. The total was 32% higher than the amount wagered on last year's Belmont Park card, setting a new race day record.

       The company also reported that it was able to serve a record number of concurrent users on Belmont race day. The site experienced a dramatic 43% increase in concurrent customer utilization at peak periods on the afternoon of the race.

The heavy utilization was spurred in part by a 185% increase in service sign-ups on race day. Sign ups jumped to 1,840 this year from 645 in 2003. In addition, the number of Youbet customers who wagered on the Belmont card this year was 25% higher than in 2003.

       Youbet's handle for all tracks on its network rose 18% from the total wagered on the same day in 2003.

       "There is no question that the public infatuation with Smarty Jones' quest for the Triple Crown this year added substantially to our performance," said Youbet CEO Charles F. Champion. "The three-race series produced another tremendous spike in new demand for the online racing experience that Youbet provides.

       "We think the user-friendliness of our site, the depth of our content offerings and the marketing skills we've developed over the last two years will help us convert many first-time users into year-round racing - and wagering - enthusiasts," Champion said.

       Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness horse racing content in the United States, as measured by handle data published by the Oregon Racing Commission. Members have the ability to watch and, in most states, the ability to wager on the widest variety of horse racing content available via Youbet.com's website.

       Youbet.com members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering and value-added handicapping products.

       Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby. Youbet.com operates TotalAccessSM, an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet.com can be found at www.Youbet.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Statements containing expressions such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," potential," "continue" or "pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet's licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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